UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

Excelsior LaSalle Property Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 15, 2007, Excelsior LaSalle Property Fund, Inc. (the “Fund”) acquired from Selig Enterprises, Inc, an unrelated third party, an 87.85% tenancy-in-common interest in The District at Howell Mill, a 310,000 square foot retail property built in 2006, located in Atlanta, Georgia. The gross purchase price for the Fund’s interest in the property was approximately $68.5 million and included the assumption of a $35.0 million mortgage loan maturing in 2027, interest-only for five years at 5.30%. Additionally, at closing the property was encumbered by a new $10.0 million second mortgage loan maturing in 2017, interest-only for five years at a fixed-rate of 6.14%.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

In accordance with paragraph (a)(4) of Item 9.01 of Form 8-K, the financial statement required by this Item 9.01 will be filed as an amendment to this report no later than August 31, 2007, 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior LaSalle Property Fund, Inc.
By:	/s/ Henry I. Feuerstein
Henry I. Feuerstein
President and Chief Executive Officer

Date:	June 20, 2007